UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2020

CROSSROADS LIQUIDATING TRUST

(Exact name of registrant as specified in its chapter)

Maryland	000-53504	82-6403908
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 N. 13th Street, #1100 Lincoln, Nebraska 68508 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code (402) 261-5345

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Crossroads Liquidating Trust (the “Liquidating Trust”) is filing this current report on Form 8-K in light of the impact of the coronavirus disease 2019 (“COVID-19”) pandemic on the Liquidating Trust. The Liquidating Trust’s trustees have determined to delay the filing of its annual report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) by up to 45 days as permitted by the U.S. Securities and Exchange Commission March 25, 2020 Order (Release No. 34-88465) (the “Order”), which allows for the delay of certain filings required under the Securities and Exchange Act of 1934, as amended.

Due to the impact on the Liquidating Trust of COVID-19 including travel restrictions, social distancing, quarantine orders and guidelines issued by various governmental authorities, the Liquidating Trust is unable to timely finalize the Annual Report. The Liquidating Trust currently expects to file its Annual Report by no later than May 14, 2020.

In light of the COVID-19 pandemic, the Liquidating Trust will be including the following Risk Factor in its Annual Report:

An occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations.

The occurrence of an uncontrollable event, such as the COVID-19 pandemic, could have a material adverse effect on the marketability and sales price of the Trust assets. An uncontrollable event may also limit the ability of our operations team to gather, meet, and conduct business for the Trust. Likewise, it may substantially hamper our efforts to provide the Trust’s beneficiaries with timely information and to comply with our filing obligations with the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS LIQUIDATING TRUST

Date: March 31, 2020	By:	/s/ Ben H. Harris
Ben H. Harris
Administrator